FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 13, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Retirement of W. Paul Wolf.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   October 13, 1999                                 ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date    October 13, 1999
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027                                    Contact    Carol A. Tait
                                                        ------------------------



                    W. Paul Wolf Retires from Home Loan Bank


FORT WAYNE, Indiana, -- October 13, 1999 -- The Board of Directors of Home Bancorp (Nasdaq: HBFW) and its wholly owned subsidiary Home Loan Bank, Fort Wayne, Indiana announced today that W. Paul Wolf, Chairman, President, Chief Executive Officer and Director of both organizations has retired from the foregoing positions as of October 12, 1999 after 39 years of service to the 106 year old local community bank. W. Paul Wolf is one of the pioneer financial institution executives in the Fort Wayne market and the last of the home grown financial institution leaders.

"During my enjoyable tenure, the assets have grown from $13 million to $413.8 million at September 30, 1999 and for customer convenience served by ten (10) banking offices," said W. Paul Wolf. "The loyal bank staff has great depth with the June 30, 1999 officer talents exceeding 600 years financial experience. With the average net loss on loans for the past 25 years representing less than $2,000 per year, we have provided financial leadership in the peer group and in our marketing area. Sorely will be missed the customer contacts, communicating with the shareholders and the close employee relationship. The 43 years 8 months of banking will transfer into an active retirement including grandchildren, golf, travel, plus community and church activities."

C. Philip Andorfer, a Director of Home Loan Bank since 1988, was named Chairman of Home Bancorp and Home Loan Bank upon Paul Wolf's retirement. Mr. Andorfer stated that Donald E. Thornton, Senior Vice President of the bank, was given additional managerial duties by the Board of Directors upon the retirement of Mr. Wolf. The Board of Directors is actively looking for an interim Chief Executive Officer, a process that will take less than two weeks. Mr. Andorfer said "On behalf of the Board of Directors, we have all had the opportunity and pleasure of working with Paul Wolf for many years. Paul has demonstrated administrative leadership in both the growth of the Bank and the maintenance, safety and solvency of Home Loan Bank. We appreciate his years of dedicated service and know that he has positioned the organization to grow stronger and more progressive into the future. We wish him the very best in his retirement."



                       Holding Company for Home Loan Bank